UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

h

Item 8.01.             Other Events

On February 4, 2013, Takeda Pharmaceutical Company Limited (“Takeda”) announced, in its “Consolidated Financial Results for the Nine Month Period Ended December 31, 2012” webcast, net product sales of OMONTYS® (peginesatide) Injection for the nine month period ended December 31, 2012 of 2.8 billon yen.  This equated to $34.6 million U.S. dollars in OMONTYS net product sales for that period as reported to Affymax, Inc. by Takeda.

OMONTYS, a synthetic, peptide-based erthropoiesis stimulating agent, was approved in March 2012 by the United States Food and Drug Administration for the treatment of anemia due to chronic kidney disease in adult patients on dialysis in the U.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: February 5, 2013	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer